                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of Earliest Event Reported): March 2, 2001




                                 MAGNETEK, INC.
             (Exact Name of Registrant as Specified in its Charter)






         DELAWARE                     1-10233                 95-3917584
(State or other Jurisdiction   (Commission File Number)     (IRS Employer
     incorporation)                                       Identification No.)



                            10900 WILSHIRE BOULEVARD
                                    SUITE 850
                              LOS ANGELES, CA 90024
               (Address of Principal Executive Offices) (Zip Code)





       Registrant's Telephone Number, including area code: (310) 208-1980

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 2, 2001, MagneTek, Inc., a Delaware corporation (the "Registrant"), acquired ADS Power Resource, Inc., a Texas corporation ("ADS"), pursuant to a merger in which ADS was merged with and into a wholly-owned subsidiary of the Registrant. The terms of the merger are set forth in the Agreement and Plan of Merger (the "Agreement"), dated as of March 2, 2001, a copy of which is included herein as Exhibit 2.1. Lyle Ratner, the founding shareholder of ADS, will serve as the General Manager of ADS. Mr. Ratner and the other twelve ADS shareholders received aggregate merger consideration equal to $7,172,300 in cash and 597,691 shares of common stock of the Registrant. The aggregate merger consideration paid for ADS was negotiated at arm's length between the parties on the basis of the Registrant's assessment of the value of ADS following an investigation of and discussions with ADS. Approximately ten percent of the aggregate merger consideration will be held in escrow. The ADS shareholders have entered into a registration rights agreement, dated as of March 2, 2001, with the Registrant, a copy of which is included herein as Exhibit 2.2. Other than employment agreements with Mr. Ratner and one other ADS shareholder, to the Registrant's knowledge, there is no other material relationship between the ADS shareholders, the Registrant, any affiliate of either or any associate of any such affiliate. A copy of a press release issued by the Registrant announcing the completion of the acquisition is included herein as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  The required financial statements of ADS for the fiscal years ending September 30, 2000 and 1999 are filed herewith.

         (b)      Pro Forma Financial Information.

                  The required pro forma financial statements of the Registrant giving effect to the acquisition as if it had occurred on July 1, 1999 (for the pro forma income statement presentation for the fiscal year ended June 30, 2000) and July 1, 2000 (for the pro forma income statement presentation for the six months ended December 31, 2000) and December 31, 2000 (for the pro forma balance sheet presentation as of December 31, 2000) are included herewith.

                          INDEX TO FINANCIAL STATEMENTS



ADS POWER RESOURCE, INC.                                                                         PAGE
Report of Independent Auditors                                                                     1
Statements of Income and Retained Earnings for the years
     ending September 30, 2000 and 1999                                                            2
Balance Sheets at September 30, 2000 and 1999                                                      3
Statements of Cash Flows for the years ending September 30, 2000
   and 1999                                                                                        4
Notes to Financial Statements                                                                      5

MAGNETEK, INC.

Pro Forma Consolidated Statement of Income for the Year Ended
   June 30, 2000 (Unaudited)                                                                      12
Pro Forma Consolidated Statement of Income for the Six Months
   Ended December 31, 2000 (Unaudited)                                                            13
Pro Forma Consolidated Balance Sheet at December 31, 2000
   (Unaudited)                                                                                    14
Notes to Pro Forma Consolidated Financial Statements (Unaudited)                                  14

          REPORT OF SMITH, JACKSON, BOYER & DANIELL PUBLIC ACCOUNTANTS


To the Stockholders of
ADS Power Resource, Inc.

We have audited the accompanying balance sheets of ADS Power Resource, Inc. (a Texas Corporation) as of September 30, 2000 and 1999, and the related statements of income, changes in stockholders' equity, and cash flow for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Our audit was conducted in accordance with accounting standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADS Power Resource, Inc., as of September 30, 2000 and 1999, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States.


                                      SMITH, JACKSON, BOYER & DANIELL
                                      A Professional Limited Liability Company


November 1, 2000
Dallas, Texas

ITEM 1

                            ADS POWER RESOURCE, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                               FOR THE YEARS ENDED
                           September 30, 2000 and 1999
                             (amounts in thousands)

                                                    2000       1999
                                                  -------   -------
Net sales                                         $15,520   $ 7,351
Cost of sales                                       9,405     4,970
                                                  -------   -------

Gross profit                                        6,115     2,381
Selling, general and administrative                 3,084     2,246
                                                  -------   -------

Income from operations                              3,031       135
Interest expense                                       74        83
Other expense                                         138       117
                                                  -------   -------

Income (loss) before provision for income taxes     2,819       (65)
Provision (benefit) for income taxes                1,008       (25)
                                                  -------   -------

Net income (loss)                                   1,811       (40)

Retained earnings, beginning of year                2,393     2,433
                                                  -------   -------

Retained earnings, end of year                    $ 4,204   $ 2,393
                                                  =======   =======


                             See accompanying notes

                            ADS POWER RESOURCE, INC.
                                 BALANCE SHEETS
                           September 30, 2000 and 1999
                             (amounts in thousands)

ASSETS                                                  2000        1999
                                                      -------    -------
Current assets:
  Cash                                                $   902    $   336
  Accounts receivable                                   1,879      1,190
  Refundable income taxes                                   -         25
  Inventories                                           2,407      2,399
  Prepaid expenses                                        112         42
                                                      -------    -------
   Total current assets                                 5,300      3,992
                                                      -------    -------

Property, plant and equipment
   Leasehold improvements                                  45         45
   Machinery and equipment                                949        849
                                                      -------    -------
Less-accumulated depreciation                             571        449
                                                      -------    -------

Net property, plant and equipment                         423        445
                                                      -------    -------

Other assets                                               54         39
                                                      -------    -------
Total Assets                                          $ 5,777    $ 4,476
                                                      =======    =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                    $   539    $   599
  Accrued liabilities                                     221         77
  Income taxes payable                                    369          -
  Revolving bank loan                                       -        800
  Current portion of long-term debt                       128        147
                                                      -------    -------
     Total current liabilities                          1,257      1,623
                                                      -------    -------

Long-term debt, net of current portion                    279        423
Deferred tax liability                                     20         20

Stockholders' equity
   Common stock, no par value, 10,000,000 shares
       authorized, 3,300,000 issued and outstanding        33         33
   Treasury stock                                         (25)       (25)
   Accumulated other comprehensive income                   9          9
   Retained earnings                                    4,204      2,393
                                                      -------    -------
   Total stockholders' equity                           4,221      2,410
                                                      -------    -------

Total Liabilities and
    Stockholders' Equity                              $ 5,777    $ 4,476
                                                      =======    =======

                             See accompanying notes

                            ADS POWER RESOURCE, INC.
                             STATEMENTS OF CASH FLOW
                               FOR THE YEARS ENDED
                           September 30, 2000 and 1999
                             (amounts in thousands)

                                                                          2000                1999
                                                                      ------------        -----------
Cash flows from operating activities:
Net income (loss)                                                     $     1,811         $      (40)
Adjustments to reconcile income to net cash used in
  operating activities:
     Depreciation                                                             122                 105
     Changes in operating assets and liabilities                             (288)             (1,313)
                                                                      ------------        -----------
Total adjustments                                                            (166)             (1,208)
                                                                      ------------        -----------
Net cash provided by (used in) operating activities                         1,645              (1,248)
                                                                      ------------        -----------

Cash flows from investing activities:
  Capital expenditures                                                       (100)               (180)
  Other investments                                                           (15)                 77
                                                                      ------------        -----------
Net cash used in investing activities                                        (115)               (103)
                                                                      ------------        -----------

Cash flow from financing activities:
  Proceeds from new borrowing                                                   -               1,075
  Repayment of bank and other long-term obligations                          (964)               (101)
                                                                      ------------        -----------
Net cash provided by (used in) financing activities                          (964)                974
                                                                      ------------        -----------

Net increase (decrease) in cash                                               566                (377)
Cash at the beginning of the year                                             336                 713
                                                                      ------------        -----------

Cash at the end of the year                                           $       902         $       336
                                                                      ============        ===========


                             See accompanying notes

                            ADS POWER RESOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.       DESCRIPTION OF BUSINESS

         ADS Power Resource, Inc., a Texas corporation (the Company), designs and manufactures uninterruptible power units and fabricates related metal products for the telecommunication industry. Customers are predominantly of national prominence and sales therefore are national in scope.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

         INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

         PROPERTY AND EQUIPMENT - Property and equipment are carried at cost, net of accumulated depreciation. Expenditures for replacements are capitalized, and the replaced items are retired. Maintenance and repairs which do not improve or extend the life of the assets are charged to operations. Gains and losses from the sale of assets are included in income. Depreciation is calculated on a straight-line basis utilizing estimated lives ranging from three to ten years.

         INCOME TAXES - The provision for income taxes provides for taxes currently payable and deferred taxes, if any, arising from timing differences in accounting for Federal tax and financial reporting purposes. These differences relate primarily to different methods of accounting for depreciation.

         The difference between the reported provision for income taxes and the expense normally expected by applying the Federal statutory rate to the income before provision for income taxes, results primarily from certain expenses which are not deductible for income tax purposes and the utilization of research and development tax credits.

         REVENUE RECOGNITION - The Company produces strictly on a custom order basis. All products are manufactured on customer approved specifications and designs. Revenue is recognized when the product is shipped.

         BAD DEBTS - The Company's policy is to write off all accounts more than ninety days past due. Consequently, no reserve is provided for uncollectible accounts because management does not anticipate that any of the amounts included in accounts receivable will become uncollectible. The total amount of accounts receivable written off for the years ended September 30, 2000 and 1999, was $60,892 and $630, respectively. The carrying amount of accounts receivable approximates their fair value.

         ADVERTISING COSTS - Advertising costs are charged to operations when incurred. Advertising costs for the years ended September 30, 2000 and 1999, were $17,351 and $16,080, respectively.

         RESEARCH AND DEVELOPMENT COSTS - Research and development costs are charged to operations when incurred and are included in other income and expense in the accompanying Statement of Income. The amounts charged in 2000 and 1999 were $137,550 and $116,897, respectively.

                            ADS POWER RESOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS


         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         RECLASSIFICATIONS - Certain reclassifications have been made to the 1999 financial statements to conform to the 2000 presentation.

3.       INVENTORIES

         Inventories at September 30, 2000 and 1999, consisted of the following (dollars in thousands):

                                                          2000             1999
                                                          ----             ----
          Raw materials                                  $2,308           $2,388
          Work in progress                                   99               71
                                                         ------           ------
                                                          2,407            2,459
          Less inventory reserve                              -              (60)
                                                         ------           ------
                                                         $2,407           $2,399
                                                         ======           ======

4.       PROPERTY AND EQUIPMENT

         Property and equipment at September 30, 2000 and 1999, consisted of the following (dollars in thousands):

                                                          2000                   1999
                                                          ----                   ----
          Leasehold improvements                         $  45                  $  45
          Computer equipment                               204                    196
          Office furniture and fixtures                    100                    100
          Manufacturing equipment                          637                    545
          Delivery truck                                     8                      8
                                                         -----                  -----
                                                           994                    894
          Less accumulated depreciation                   (571)                  (449)
                                                         -----                  -----
          Net property and equipment                     $ 423                  $ 445
                                                         ======                 =====

         For the years ended September 30, 2000 and 1999, depreciation expenses totaled $122,340 and $104,567, respectively.

                            ADS POWER RESOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS


5.       REVOLVING BANK LOAN AND LONG-TERM DEBT

         Long-term debt at September 30, 2000 and 1999, consisted of the following (dollars in thousands):

                                                                                               2000            1999
                                                                                              -----           -----
          Note payable to a bank, due in monthly installments of $5,290 including interest at 8.9% plus a final payment of $27,500; maturing
          August, 2004; secured by certain equipment and guarantee
          of a major stockholder.                                                             $ 229           $ 275

          Note payable to a bank, due in monthly principal installments of
          $5,000 plus interest at 8.4% and maturing August 11, 2002; secured
          by certain equipment and guarantee of a major stockholder.                            120             175

          Note payable to a bank, due in monthly principal installments of
          $2,353 plus interest at 8.65%; maturing February, 2003; secured by
          certain equipment and guarantee of a major stockholder.                                58              78

          Note payable to a bank, due in monthly principal installments of $833 plus interest at 1% over the bank's prime rate, paid in July,
          2000.                                                                                   -              26

          Note payable to a bank, due in monthly principal installments of $825 plus interest at 1.25% over the bank's prime rate; paid in
          May, 2000.                                                                              -              16
                                                                                               ----            ----
                                                                                                407             570
          Less current portion                                                                  128             147
                                                                                               ----            ----
                                                                                               $279            $423
                                                                                               ====            ====

          Scheduled principal maturities of long-term debt are as follows (dollars in thousands):

         Year Ending                            Aggregate
        September 30                            Obligation
        ------------                            ----------
            2001                                  $ 128
            2002                                    130
            2003                                     69
            2004                                     80
                                                  -----
                                                  $ 407
                                                  =====

         The carrying amount of long-term debt approximates fair value.

                            ADS POWER RESOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS


         The Company renewed a revolving bank loan under the terms of a credit agreement with a bank in 2000. The revolving bank loan bears interest at the bank's prime rate plus 0.50% and expires February 28, 2001. The agreement allows the Company to borrow up to 80% of the net amount of eligible accounts receivable of the Company, as defined. The total borrowings outstanding under the revolving bank loan is not to exceed at any time the sum of $1,500,000. As of September 30, 2000, the available credit under the revolving bank loan was $1,346,000. In addition, the revolving bank loan is collateralized by accounts receivable, inventories and guarantee of a major stockholder. The agreement contains covenants requiring maintenance of certain financial ratios. As of September 30, 2000, the Company was in compliance with these covenants.

6.       DEFINED CONTRIBUTION PLAN

         The Company sponsors a defined 401(k) plan for all employees who have completed one hour of service before plan entry. Employees may elect to defer up to 15% of their annual compensation, subject to statutory limits. Employer matching contributions are discretionary. Accrued employer contributions at September 30, 2000 and 1999, are $14,669 and $14,105, respectively. Total employer contributions for the year ended September 30, 2000 and 1999, are $14,669 and $14,105, respectively.

7.       STOCKHOLDERS' EQUITY

         COMMON STOCK - The Company has common stock, no par value, 10,000,000 shares authorized, 3,300,000 shares issued and outstanding.

         STOCK OPTIONS - The Board of Directors has authorized the issuance of nonqualified stock options covering 435,000 shares of common stock to certain individuals. Under the terms of the option agreements, the purchase price of shares subject to each nonqualified stock option granted range from $0.50 to $0.75 per share of common stock. Options will vest each year at 20% increments from the date of grant. Options granted are exercisable for a period not to exceed six years from the date of grant. At September 30, 2000, options for 435,000 shares of stock were outstanding, of which 222,000 shares were vested and none exercised.

8.       COMMITMENTS

         The Company leases office, warehouse, and manufacturing spaces under a noncancellable operating lease expiring September, 2005. Lease expenses charged to operations on the above lease amounted to $275,260 and $199,245 for the years ended September 30, 2000 and 1999, respectively. In addition, the Company leases certain equipment under a noncancellable operating lease which expires in January, 2003. The equipment lease is collateralized by guarantee of a major stockholder. Lease expense charged to cost of sales on the equipment lease amounted to $77,136 and $77,893 for the years ended September 30, 2000 and 1999, respectively.

         Subsequent to September 30, 2000, the Company entered into a noncancellable operating lease through November 30, 2005, to rent manufacturing equipment with future minimum rentals totaling $652,134.

                            ADS POWER RESOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS


         The following is a schedule of future minimum rentals under the above leases (dollars in thousands):

               Year Ending September 30
               ------------------------
                          2001                                         $   596
                          2002                                             649
                          2003                                             584
                          2004                                             572
                          2005                                             572
                       Thereafter                                            4
                                                                       -------
                                                                       $ 2,977
                                                                       =======



9.       CONCENTRATION OF RISK

         The Company designs and manufactures uninterruptible power units and fabricates related metal products to customers who primarily operate in the telecommunications industry. The Company is exposed to a concentration of credit risks at September 30, 2000. One customer represented 26% of accounts receivable as of September 30, 2000.

         For the year ended September 30, 2000, two customers represented 45% of the Company's sales. For the year ended September 30, 1999, two customers represented 17% of sales.

         The Company acquires approximately all of a certain electronic product used in its manufacturing process from a single supplier. Although there are other suppliers of this product, a change in suppliers would cause a delay in the production process, which could ultimately affect operating results.

         The Company maintains cash balances with its bank, which frequently exceed federally insured limits.

10.      RELATED PARTY TRANSACTIONS

         During the years ended September 30, 2000 and 1999, the Company purchased $220,158 and $42,889, respectively, in raw materials and supplies from a supplier which is owned by a stockholder of the Company. Accounts payable to the supplier at September 30, 2000 and 1999, was $4,733 and $21,177, respectively.

11.      BACKLOG

         The Company had a backlog of $1,415,240 as of September 30, 2000, representing the amount of revenue the Company expects to realize from customer purchase orders in existence at September 30, 2000, on which the product has not been shipped.

                            ADS POWER RESOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS


12.      SUPPLEMENTAL CASH FLOW INFORMATION

         Changes in operating assets and liabilities (dollars in thousands):

                                                                               2000                1999
                                                                               -----              -----
          (Increase) decrease in accounts receivable                           $(689)            $(483)
          (Increase) decrease in refundable income taxes                          25               (25)
          (Increase) decrease in inventories                                      (8)             (857)
          (Increase) decrease in prepaid expenses                                (69)              (34)
          Increase (decrease) in accounts payable                                (60)              205
          Increase (decrease) in accrued liabilities                             144               (42)
          Increase (decrease) in income taxes payable                            369               (77)
                                                                               -----           --------
                                                                               $(288)          $(1,313)
                                                                               =====           ========

                                 MAGNETEK, INC.
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


         On March 2, 2001, MagneTek, Inc. acquired ADS Power Resource, Inc. pursuant to a merger in which ADS Power Resource, Inc. was merged with and into a wholly-owned subsidiary of MagneTek, Inc.

         The following unaudited pro forma condensed consolidated statements of income for the year ended June 30, 2000 and the six months ended December 31, 2000, give effect to the acquisition of ADS Power Resource, Inc., as if such transaction had been completed as of July 1, 1999. The pro forma condensed consolidated financial statements for the year ended June 30, 2000 include the financial results for ADS Power Resource, Inc. for the twelve month period ending September 30, 2000. The pro forma condensed consolidated financial statements for the six months ended December 31, 2000 include the financial results for ADS Power Resource, Inc. for the six months ended December 31, 2000.

         The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2000 gives effect to the acquisition of ADS Power Resource, Inc. as if such transaction had been completed as of December 31, 2000.

         MagneTek's results for the year ending June 30, 2000 and the six months ending December 31, 2000 (prior to the acquisition of ADS Power Resource, Inc.) have been adjusted on a pro forma basis to reflect the acquisition of J-Tec, Inc. as of November 13, 2000 and the divestiture of its Drives Products division of its Drives and Systems group as of January 28, 2001, as if each had occurred as of July 1, 1999.

         The pro forma condensed consolidated financial information presented herein does not purport to represent what MagneTek's results of operations or financial position would have been had such transaction, in fact, occurred at the beginning of the periods presented or to project MagneTek's results of operations in any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of MagneTek, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 2000 and the unaudited condensed consolidated financial statements of MagneTek, Inc., included in its Quarterly Report on Form 10-Q for the period ended December 31, 2000.

                                                                       MAGNETEK, INC.
                                                         PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                                              FOR THE YEAR ENDED JUNE 30, 2000
                                                        (amounts in thousands except per share data)

                                                                  Drives                     J-Tec         Drives Products
                                       MagneTek      J-Tec       Products       ADS        Pro Forma         Pro Forma
                                         Inc.      Acquisition  Divestiture  Acquisition  Adjustments       Adjustments
                                      -----------  -----------  -----------  -----------    ---------       -----------
Net sales                           $    293,575       24,419      (81,162)      15,520
Cost of sales                            230,366       18,454      (64,958)       9,405           248 (a)
                                      -----------  -----------  -----------  -----------    ---------       -----------

Gross profit                              63,209        5,965      (16,204)       6,115          (248)
S, G & A expense                          56,369        1,860      (17,120)       3,084
                                      -----------  -----------  -----------  -----------    ----------      -----------

Income from operations                     6,840        4,105          916        3,031          (248)
Interest expense                           2,907           34                        74         1,920 (b)       (1,060)(d)
Other expense, net                         1,851          (84)        (213)         138           506 (a)
                                      -----------  -----------  -----------  -----------    ----------      -----------

Income from continuing operations
  before provision for income taxes        2,082        4,155        1,129        2,819        (2,674)           1,060
Provision for income taxes                   800        1,757                     1,008        (1,016)(c)          823 (c)
                                      -----------  -----------  -----------  -----------    -----------     -----------
Income from continuing operations   $      1,282        2,398        1,129        1,811        (1,658)             237
                                      ===========

Earnings per common share

Basic:
 Income from continuing operations  $       0.05
                                      ===========

Diluted:
 Income from continuing operations  $       0.05
                                      ===========



                                      Acquisition      MagneTek, Inc.
                                       Pro Forma         Pro Forma
                                      Adjustments      Consolidated
                                      -----------      -------------
Net sales                                             $   252,352
Cost of sales                                             193,515
                                      --------        -----------

Gross profit                                               58,837
S,G & A expense                                            44,193
                                      --------        -----------

Income from operations                                     14,644
Interest expense                           706 (f)          4,581
Other expense, net                         294 (e)          2,492
                                      --------        -----------

Income from continuing operations
  before provision for income taxes     (1,000)             7,571
Provision for income taxes                (495)(c)          2,877
                                      --------        -----------
Income from continuing operations         (505)       $     4,694
                                                      ===========

Earnings per common share

Basic:
 Income from continuing operations                    $      0.18 (g)
                                                      ===========

Diluted:
 Income from continuing operations                    $      0.18 (g)
                                                      ===========







Notes:
(a) Reflects the purchase of J-Tec, Inc. and the allocation of purchase price to adjust assets purchased and liabilities assumed to fair value and amortization of goodwill.
(b) Reflects pro forma interest on the borrowings of approximately $24 million at 8% to finance the acquisition of J-Tec, Inc.
(c) Reflects the adjustment to MagneTek's overall tax rate of 38% used in fiscal year 2000.
(d) Reflects estimate of reduced interest expense allocated to continuing operations from the reduction of debt using sale proceeds from the divestiture of MagneTek's Drives Products division of its Drives and Systems group ($27.6 million) at 8%.
(e) Reflects the pro forma amortization of goodwill for ADS Power Resource, Inc.
(f) Reflects the interest expense on the cash portion of the ADS Power Resource,Inc. purchase price ($8.8 million) at an interest rate of 8%.
(g) Reflects the increase in shares outstanding attributable to the portion of the merger consideration paid in MagneTek common stock for ADS Power Resource, Inc.

                                                                        MAGNETEK, INC.
                                                         PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                                         FOR THE SIX MONTHS ENDED DECEMBER 31, 2000
                                                        (amounts in thousands except per share data)

                                                                  Drives                     J-Tec         Drives Products
                                       MagneTek      J-Tec       Products       ADS        Pro Forma         Pro Forma
                                         Inc.      Acquisition  Divestiture  Acquisition  Adjustments       Adjustments
                                      -----------  -----------  -----------  -----------  -------------     ------------
Net sales                           $    153,738       13,320      (40,073)       5,842
Cost of sales                            116,615        8,727      (31,141)       4,008
                                      -----------  -----------  -----------  -----------  -------------     ------------

Gross profit                              37,123        4,593       (8,932)       1,834
S, G & A expense                          28,763          395       (7,219)       1,302
                                      -----------  -----------  -----------  -----------  -------------     ------------

Income from operations                     8,360        4,198       (1,713)         532
Interest expense                           2,382           14                       (19)           710 (a)         (552)(d
Other expense, net                           988                      (117)          75            187 (b)
                                      -----------  -----------  -----------  -----------  -------------     ------------

Income from continuing operations
  before provision for income taxes        4,990        4,184       (1,596)         476           (897)             552
Provision for income taxes                 1,902                                    126          1,249 (c)         (402)(c
                                      -----------  -----------  -----------  -----------  -------------     ------------
Income from continuing operations   $      3,088        4,184       (1,596)         350         (2,146)             954
                                      ===========

Earnings per common share

Basic:
 Income from continuing operations  $       0.14
                                      ===========

Diluted:
 Income from continuing operations  $       0.13
                                      ===========



                                      Acquisition      MagneTek, Inc.
                                       Pro Forma         Pro Forma
                                      Adjustments      Consolidated
                                      ----------      -----------
Net sales                                             $  132,827
Cost of sales                                             98,209
                                      ----------      -----------

Gross profit                                              34,618
S, G & A expense                                          23,241
                                      ----------      -----------

Income from operations                                    11,377
Interest expense                            353 (e)        2,888
Other expense, net                          144 (f)        1,277
                                      ----------      -----------

Income from continuing operations
  before provision for income taxes        (497)           7,212
Provision for income taxes                 (134)(c)        2,741
                                      ----------      -----------
Income from continuing operations          (363)       $   4,471
                                                      ===========

Earnings per common share

Basic:
 Income from continuing operations                     $    0.19 (g)
                                                      ===========

Diluted:
 Income from continuing operations                     $    0.19 (g)
                                                      ===========




Notes:
(a) Reflects pro forma interest expense attributable to the J-Tec, Inc. acquisition, for the period July 1, 2000 through
    November 13, 2000 at 8%.
(b) Reflects pro forma amortization of goodwill for the J-Tec, Inc. acquisition, for the period July 1, 2000 through
    November 13, 2000.
(c) Reflects the adjustment to MagneTek's overall tax rate of 38% used in fiscal year 2001.
(d) Reflects the pro forma reduction of interest expense allocated to continuing operations from the reduction of debt using sale proceeds of ($27.6 million) for six months from the Drives Products sale.
(e) Reflects the interest expense on the cash portion of the ADS Power Resource, Inc. merger consideration ($8.8 million) at an interest rate of 8% for six months.
(f) Reflects the pro forma amortization of goodwill for six months attributable to the ADS Power Resource, Inc. acquisition.
(g) Reflects the increase in shares outstanding attributable to the portion of the ADS Power Resource, Inc. merger consideration paid in MagneTek common stock.

                                                                      MAGNETEK, INC.
                                                         PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                              PERIOD ENDED DECEMBER 31, 2000

                                                      (a)           (b)    Drives Products  Acquisition      MagneTek, Inc.
                                       MagneTek      Drives         ADS       Pro Forma      Pro Forma        Pro Forma
ASSETS                                   Inc.       Products    Acquisition  Adjustments    Adjustments      Consolidated
                                      -----------  -----------  -----------  -----------    -----------      ------------
Current assets:
   Cash                               $      814           13          840                                   $     1,667
   Accounts receivable                    66,616      (13,905)       1,728                                        54,439
   Inventories                            54,003       (6,125)       2,562                                        50,440
   Prepaid expenses and other             18,421         (148)          53                                        18,326
                                      -----------  -----------  -----------  -----------    -----------      ------------
    Total current assets                139,854       (20,165)       5,183                                       124,872
                                      -----------  -----------  -----------  -----------    -----------      ------------

Net property, plant and equipment         38,315       (2,968)         393                                        35,740

Net assets of discontinued operations    124,782                                                                 124,782

Goodwill                                  83,874       (8,722)                                  11,452            86,604

Prepaid pension and other assets          55,898       (3,500)                                                    52,398
                                      -----------  -----------  -----------  -----------    -----------      ------------
Total Assets                          $  442,723      (35,355)       5,576                      11,452       $   424,396
                                      ===========  ===========  ===========  ===========    ===========      ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                   $   46,436       (6,019)         532                                   $    40,949
   Accrued liabilities                    33,857       (1,829)         102           19 (c)                       32,149
   Current portion of long-term debt       1,458                       128                                         1,586
                                      -----------  -----------  -----------  -----------    -----------      ------------
      Total current liabilities           81,751       (7,848)         762           19                           74,684
                                      -----------  -----------  -----------  -----------    -----------      ------------
Long term debt, net of current portion   107,654                       246      (27,558)(d)      8,827 (e)        89,169

Other long-term obligations               39,841                                                                  39,841

Deferred income taxes                     32,406                        20                                        32,426

Stockholders' equity:
   Common stock                              221                        33                         (27)(e/f)         227
   Paid in capital in excess of par
    value                                 91,056                       (25)                      7,192 (e/f)      98,223
   Retained earnings                     115,378                     4,540           32         (4,540)(f)       115,410
   Accumulated other comprehensive
    loss                                 (25,584)                                                                (25,584)
                                      -----------  -----------  -----------  -----------    -----------      ------------
   Total stockholders' equity            181,071                     4,548           32          2,625           188,276
                                      -----------  -----------  -----------  -----------    -----------      ------------

Total Liabilities and
   Stockholders' Equity               $  442,723       (7,848)       5,576      (27,507)        11,452       $   424,396
                                      ===========  ===========  ===========  ===========    ===========      ============

Notes:
(a) Reflects the elimination of asset and liability accounts attributable to the Drives Products division of the Drives and Systems group.
(b) Reflects pro forma asset and liability accounts of ADS Power Resource, Inc., as of December 31, 2000.
(c) Reflects application of the pro forma gain on sale and tax liability as if the Drives Products sale would have occurred on December 31, 2000.
(d) Reflects estimated proceeds from the sale of Drives Products applied to the retirement of the debt.
(e) Reflects pro forma debt and common shares issued to effect the acquisition of ADS Power Resource, Inc.

EXHIBITS

Exhibit No.    Description


2.1 Agreement and Plan of Merger, dated as of March 2, 2001, by and among the Registrant, ADS Acquisition Company, Inc., ADS and the ADS shareholders.

2.2 Registration Rights Agreement, dated as of March 2, 2001, by and between the Registrant and each ADS shareholder.

23.1           Consent of Smith, Jackson, Boyer & Daniell, PLLC

99.1 Press Release, dated March 5, 2001, announcing the completion of the acquisition.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  MAGNETEK, INC.
                                                  (Registrant)



Date: March 19, 2001                         /s/ David P. Reiland
                                       ---------------------------------
                                                 David P. Reiland
                                             Executive Vice President
                                            and Chief Financial Officer